                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_] Soliciting Material Pursuant to (Section) 240.14a-11(c) or (Section) 240.14a-12

                                 Fiserv, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                               [LOGO OF FISERV]


                               255 Fiserv Drive
                         Brookfield, Wisconsin  53045



February 28, 2000



To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Fiserv, Inc. (the "Company"), to be held at the Company's corporate offices at 10:00 a.m., Central Standard Time, Thursday, March 30, 2000, in the Company's Education Center located on the second floor.

Information about the meeting and the matters on which shareholders will act is set forth in the accompanying Notice of Meeting and Proxy Statement. Following action on these matters, management will present a current report on the activities of the Company. At the meeting, we will welcome your comments on or inquiries about the business of the Company that would be of interest to shareholders generally.

At your earliest convenience, please review the information on the business to come before the meeting.

It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the Annual Meeting in person. Whether or not you plan to attend the meeting, please mark, sign and return your proxy card promptly in the enclosed envelope which requires no postage if mailed in the United States. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

Thank you for your prompt attention.

Sincerely,

/s/ Leslie M. Muma

Leslie M. Muma
Vice Chairman of the Board,
President and Chief Executive Officer

                               [LOGO OF FISERV]


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 30, 2000


To the Shareholders of Fiserv, Inc.:

The Annual Meeting of Shareholders of Fiserv, Inc. (the "Company") will be held at the Corporate Offices on Thursday, March 30, 2000, at 10:00 a.m., Central Standard Time, for the following purposes, all of which are set forth more completely in the accompanying Proxy Statement:

     1. To elect three Directors to serve for a three-year term expiring in 2003, and in each case until their successors are elected and qualified;

     2.   To approve an amendment to the Fiserv, Inc. Stock Option Plan;

     3.   To approve the Fiserv, Inc. Employee Stock Purchase Plan;

     4. To approve the appointment of Deloitte & Touche LLP, Milwaukee, Wisconsin, as independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 2000; and

     5. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on February 14, 2000, as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies by the Company.

By Order of the Board of Directors


/s/ Charles W. Sprague

Charles W. Sprague
Secretary
February 28, 2000

YOUR VOTE IS IMPORTANT. THE PROXY STATEMENT IS INCLUDED WITH THIS NOTICE. TO VOTE YOUR SHARES, PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. SHAREHOLDERS ATTENDING THE MEETING MAY WITHDRAW THEIR PROXIES AT ANY TIME PRIOR TO THE EXERCISE THEREOF AS FURTHER DESCRIBED HEREIN.

                                PROXY STATEMENT

Solicitation of Proxies

This Proxy Statement is being mailed on or about February 28, 2000, to the holders of record as of February 14, 2000, of common stock ("Common Stock") of Fiserv, Inc. (the "Company") in connection with the solicitation by the Board of Directors of proxies in the enclosed form for the Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held at the Company's offices, 255 Fiserv Drive, Brookfield, Wisconsin 53045, at 10:00 a.m., Central Standard Time, on March 30, 2000, and at any and all adjournments or postponements thereof. Pursuant to the Wisconsin Business Corporation Law, a shareholder may revoke a writing appointing a proxy either by giving notice to the Company in writing or in open meeting. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary written notice thereof (Charles W. Sprague, Executive Vice President, General Counsel and Secretary, Fiserv, Inc., 255 Fiserv Drive, Brookfield, Wisconsin 53045); (ii) submitting a duly-executed proxy bearing a later date; or
(iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person.

The cost of solicitation of proxies by mail on behalf of the Board of Directors will be borne by the Company. Proxies also may be solicited by personal interview or by telephone, in addition to the use of the mail, by directors, officers and regular employees of the Company, without additional compensation therefor. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares of Common Stock held of record by the beneficial owners of such shares. The Company will reimburse such holders for their reasonable out-of-pocket expenses.

Proxies solicited hereby will be returned to the Board of Directors, and will be tabulated by inspectors of election designated by the Board of Directors, who will not be employed by or a director of the Company, or any of its affiliates.

Purposes of Annual Meeting

The Annual Meeting has been called for the purposes of: (i) electing three Directors to serve for a three-year term expiring in 2003; (ii) approving an amendment to the Fiserv, Inc. Stock Option Plan; (iii) approving the Fiserv, Inc. Employee Stock Purchase Plan; (iv) approving the appointment of Deloitte & Touche LLP, Milwaukee, Wisconsin, as the independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 2000; and (v) transacting such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The persons named as proxies in the enclosed proxy have been selected by the Board of Directors and will vote shares represented by valid proxies. They have indicated that, unless otherwise specified in the Proxy, they intend to vote:
(i) to elect as Directors the nominees noted herein; (ii) for approval of an amendment to the Fiserv, Inc. Stock Option Plan; (iii) for approval of the Fiserv, Inc. Employee Stock Purchase Plan; and (iv) for approval of the appointment of Deloitte & Touche LLP, Milwaukee, Wisconsin, as the independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 2000. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a Director. In the event, however, of the death or unavailability of any nominee or nominees, the proxy to vote in favor of the election of such nominee or nominees will be voted for such other person as the Board of Directors may recommend.

The Company has no knowledge of any other matters to be presented at the Annual Meeting. In the event other matters are properly brought before the Annual Meeting or any adjournments or postponements thereof, the persons named in the proxy will vote in accordance with their best judgment on such matters.

Voting Securities

The Board of Directors has fixed the close of business on February 14, 2000, as the record date (the "Voting Record Date") for determining shareholders entitled to notice of and to vote at the Annual Meeting. On the Voting Record Date, there were 122,639,403 shares of Common Stock outstanding and entitled to vote, and the Company had no other class of securities outstanding. All of these shares are to be voted as a single class, and each holder is entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, shall constitute a quorum for the transaction of business. A quorum being present, all matters, other than the election of directors, shall require the affirmative vote of a majority of the total votes cast in person or by proxy in order to be approved. Directors will be elected by a plurality of votes cast at the Annual Meeting. Abstentions will be included in the determination of shares present and voting for purposes of determining whether a quorum exists. Broker non-votes will not be so included. Neither abstentions nor broker non-votes are counted in determining whether a proposal has been approved. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit the further solicitation of proxies.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth information with respect to the beneficial ownership of Common Stock as of December 31, 1999 (except as otherwise noted below) by: (i) each shareholder known to the Company to own beneficially more than 5% of the shares of Common Stock outstanding, as disclosed in certain reports regarding such ownership filed with the Company and with the Securities and Exchange Commission (the "Commission"), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) each Director and Director nominee of the Company; (iii) each of the executive officer(s) of the Company appearing in the Summary Compensation Table on page 13; and (iv) all Directors and executive officers as a group.

The following table sets forth information furnished to the Company as of December 31, 1999, with respect to each person known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock.

Name and Address                           Amount of
of Beneficial Owner                  Beneficial Ownership      Percent of Class
--------------------------------------------------------------------------------
AMVESCAP PLC
11 Devonshire Square
London, England.....................       7,069,375                 5.8%

The following table sets forth information furnished to the Company as of December 31, 1999, with respect to the beneficial ownership by each Director and nominee, certain named executive officers and by all present Directors and executive officers as a group of the Company's Common Stock.


                                        Number of Shares of
                                            Common Stock
               Name                 Beneficially Owned /(1)(2)/  Percent of Class
---------------------------------------------------------------------------------
George D. Dalton..................          1,542,920                  1.2%
Leslie M. Muma....................          1,311,787                  1.0%
Donald F. Dillon..................          5,070,339                  3.9%
Kenneth R. Jensen.................          1,090,902                    *
Frank R. Martire..................            295,967                    *
Daniel P. Kearney.................                  0                    *
Gerald J. Levy....................            133,763                    *
L. William Seidman................             79,759                    *
Thekla R. Shackelford.............             35,828                    *
All Directors and executive
officers as a group (15 persons)..         11,532,253                  9.0%

* Amount represents less than 1% of the total number of shares of Common Stock outstanding on the Voting Record Date.

(1) Unless otherwise indicated, includes shares of Common Stock held directly by the individuals as well as by members of such individuals' immediate family who share the same household, shares held in trust and other indirect forms of ownership over which shares the individuals exercise sole or shared voting and/or investment power. Each person on the above table disclaims beneficial ownership of shares owned by his or her spouse, minor children or other relatives.

(2) Includes shares of Common Stock, which, as of December 31, 1999, were subject to outstanding stock options exercisable currently or within 60 days as follows: Mr. Dalton 1,008,750, Mr. Muma 996,028, Mr. Dillon 291,026, Mr. Jensen 765,141, Mr. Martire 288,610, Mr. Levy 79,871, Mr.
     Seidman 75,259, Ms. Shackelford 33,578, and all Directors and executive officers as a group 4,666,890.

                 MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

Matter 1.  Election of Directors

The following is a summary of certain information concerning the nominees for Director and continuing Directors of the Company. There are no family relationships among any of the directors and/or executive officers of the Company. No person being nominated as a Director is being proposed for election pursuant to any agreement or understanding between any person and the Company.

Nominees for three-year term expiring in 2003:

George D. Dalton (age 71) has been Chairman of the Board of Directors since it was established in 1984. Mr. Dalton served as Chief Executive Officer of the Company from 1984 to 1999. From 1964 to 1984, Mr. Dalton was President of one of the Company's predecessors, First Data Processing, Inc., a subsidiary of First Bank System, Inc. Mr. Dalton has over 40 years of data processing experience. He also serves as a Director of ARI Network Services, Inc. (sales network software), Milwaukee, Wisconsin; APAC TeleServices, Inc. (telemarketing), Deerfield, Illinois; Clark/Bardes, Inc. (insurance/benefits), Dallas, Texas; and Fiduciary Management, Inc. (investment funds), Milwaukee, Wisconsin. Mr. Dalton is Chairman of the Milwaukee School of Engineering Board of Regents.

     Principal Occupation:  Chairman of the Board of Directors

Daniel P. Kearney (age 60) was appointed a Director of the Company in November of 1999. Mr. Kearney is a Financial Consultant and served as Chief Investment Officer of Aetna, Inc. from 1991 to 1998. In 1995, he assumed the additional responsibility of President of Aetna's annuity, pension and life insurance division, retiring in 1998. Prior to joining Aetna, Mr. Kearney was President and Chief Executive Officer of the Resolution Trust Corporation Oversight Board. Before that he was a principal at Aldrich, Eastman and Waltch, Inc., a Boston-based pension fund advisor. From 1977 to 1988, Mr. Kearney was with Salomon Brothers, Inc. as Managing Director of its Real Estate Financing Department and a founder of its Mortgage Securities Department, and from 1976 to 1977 he was Associate Director of the Office of Management and Budget (OMB) for the U.S. federal government. He served as President of the Government National Mortgage Association (Ginnie Mae) from 1974 to 1976, Deputy Assistant Secretary of the Department of Housing and Urban Development (HUD) from 1973 to 1974, and as Executive Director of the Illinois Housing Development Authority from 1969 to 1973. Previously he was in private law practice in Chicago. Mr. Kearney has over 30 years experience in the banking, insurance and legal industries. Mr. Kearney also serves as a Director of MGIC Investment Corporation (mortgage insurance), Milwaukee, Wisconsin; MBIA, Inc. (insurance), Armonk, New York; and Great Lakes Real Estate Investment Trust (real estate), Oak Brook, Illinois.

     Principal Occupation:  Financial Consultant.

L. William Seidman (age 78) has been a Director of the Company since 1992. Mr. Seidman became Chairman of the Federal Deposit Insurance Corporation in October 1985 and Chairman of the Resolution Trust Company in 1989, and held such positions until October 1991. From 1982 to 1985, he was Dean of the College of Business at Arizona State University, Tempe, Arizona. From 1977 to 1982, he was Vice Chairman and Chief Financial Officer of Phelps Dodge Corporation. Mr. Seidman was President Gerald Ford's Assistant for Economic Affairs from 1974 to 1977. From 1968 to 1974, he was managing partner of Seidman & Seidman, Certified Public Accountants. He served as Chairman in 1970 and Director of the Detroit Branch of the Federal Reserve Bank of Chicago from 1966 to 1970. He also was Special Assistant for Financial Affairs to Michigan Governor George Romney from 1963 to 1966. Mr. Seidman also serves as a Director of Clark/Bardes, Inc. (insurance/benefits), Dallas, Texas; and Intellidata, Inc. (financial services), Herndon, Virginia.

     Principal Occupation: Chief Commentator for CNBC-TV, Publisher of
                           Bank Director and Board Member magazines, and Industry Consultant.

The affirmative vote of a plurality of the votes cast is required for the election of directors. Unless otherwise specified, the shares of Common Stock represented by the proxies solicited hereby will be voted in favor of the above-described nominees.

The Board of Directors recommends that you vote FOR the election of the nominees
                                                ---
for director.

Information With Respect to Continuing Directors

Continuing terms expiring in 2001:

Kenneth R. Jensen (age 56) has been Executive Vice President, Chief Financial Officer, Treasurer, Assistant Secretary and a Director of the Company since it was established in 1984. He became Senior Executive Vice President of the Company in 1986. In 1983, Mr. Jensen was Chief Financial Officer of SunGard Data Systems, Inc., a computer services company. From 1968 to 1982, Mr. Jensen was a founder and Chief Financial Officer of Catallactics Corporation, a financial services company, and from 1974 to 1980, also was Chief Financial Officer of Market Research Corporation of America. Mr. Jensen has over 30 years of experience in the data processing industry.

    Principal Occupation:  Senior Executive Vice President, Chief Financial
                           Officer, Treasurer and Assistant Secretary of the Corporation.

Thekla R. Shackelford (age 65) was appointed a Director of the Company in 1994. Ms. Shackelford is an Educational Consultant and served as President of the National Professional Association for Education Consultants from 1987 to 1988. Prior to 1987, she was Director of Development of the Buckeye Boys Ranch located in Columbus, Ohio. She currently is serving as Chairman of the I KNOW I CAN scholarship board in Columbus, Ohio, and is a director of Bank One Corporation (banking), Chicago, Illinois; and Wendy's International, Inc. (restaurants), Columbus, Ohio. Ms. Shackelford is the recipient of numerous awards for community service and educational achievements.

     Principal Occupation:  Educational Consultant.

Continuing terms expiring in 2002:

Donald F. Dillon (age 59) was elected to and named Vice Chairman of the Board of Directors of the Company in May 1995. In 1976, Mr. Dillon and an associate founded Information Technology, Inc. ("ITI"), a turnkey software company, which has grown to become a leading national provider of banking software and services. ITI was acquired by the Company in May 1995, and Mr. Dillon continues in his position as Chairman of ITI. From 1966 to 1976, Mr. Dillon was with the National Bank of Commerce, Lincoln, Nebraska, and served most recently as Senior Vice President - Information Management Division. Mr. Dillon has over 30 years of experience in the financial and data processing industries. He also serves as Secretary of the Board of Trustees and Executive Committee Member for Doane College in Crete, Nebraska, and is a Member of the Board of Trustees for the University of Nebraska and a Member of the University of Nebraska's Directors Club.

     Principal Occupation:  Vice Chairman of the Board of Directors of the
                            Company, Chairman of ITI.

Gerald J. Levy (age 67) has been a Director of the Company since 1986. He is known nationally for his involvement in various financial industry memberships and organizations. Mr. Levy is a past Director and Chairman of the United States League of Savings Institutions, and served as Chairman of its Government Affairs Policy Committee. Since 1959, Mr. Levy has served Guaranty Bank, S.S.B., Milwaukee, Wisconsin, in various capacities, including Chief Executive Officer from 1973 to the present. He also serves as Director of Guaranty Bank, S.S.B. and Guaranty Financial M.H.C., the holding company of Guaranty Bank, S.S.B., both in Milwaukee, Wisconsin; and Republic Mortgage Insurance Company, Winston-Salem, North Carolina.

    Principal Occupation: Chief Executive Officer of Guaranty Bank, S.S.B.

Leslie M. Muma (age 55) has been a Director of the Company since it was established in 1984; he was named Vice Chairman of the Board of Directors in 1995 and Chief Executive Officer in 1999. Mr. Muma served as Chief Operating Officer of the Company from 1984 to 1999. From 1971 to 1984, Mr. Muma was the President of one of the Company's predecessors, Data Management Resources, Inc., a wholly owned subsidiary of Freedom Savings & Loan Association, Tampa, Florida. Mr. Muma has over 30 years of data processing experience. He also serves as a Director of MGIC Investment Corporation (mortgage insurance), Milwaukee, Wisconsin.

     Principal Occupation:  Vice Chairman of the Board of Directors of the
                            Company, President and Chief Executive Officer of the Company.

Matter 2. Approval of Amendment to the Fiserv, Inc. Stock Option Plan

On November 10, 1999, the Board of Directors of the Company adopted, subject to shareholder approval at the Annual Meeting, an amendment to the Fiserv, Inc. Stock Option Plan (the "Plan") that will increase the number of shares of Common Stock reserved for future issuance under the Plan from 2,667,755 to 8,667,755.

Description of Material Features of the Amended Plan

The following summary of certain material features of the Plan does not purport to be complete and is qualified in its entirety by reference to the text of the Plan, a copy of which is set forth as Exhibit A to this Proxy Statement. Unless otherwise indicated, all references are to the Plan as proposed to be amended.

Purpose of the Plan

The purpose of the Plan is to provide incentives to employees of the Company which will attract, retain and motivate persons who are able to make important contributions to the Company's growth, profitability and long-term success.

Shares Subject to the Plan and Eligibility

The Plan authorizes the grant of options to purchase shares of Common Stock (subject to adjustment as provided below) to employees (including officers and directors who are employees) and Non-Employee Directors (as defined under Rule 16b-3 under the Securities Exchange Act of 1934) of the Company. Upon expiration, cancellation or termination of unexercised options granted under the Plan, the shares of Common Stock subject to such options will again be available for the grant of options under the Plan. As of December 31, 1999, all four Non-Employee Directors of the Company and all employees of the Company were eligible to participate in the Plan. The shares of Common Stock to be issued by the Company upon the exercise of options by optionees may be acquired either through open market purchases by the Company, or issued from authorized but unissued shares of Common Stock.

As of December 31, 1999, and not taking into account the amendment to the Plan, a total of 2,667,755 shares were available for granting under the Plan.

Types of Options

Options granted under the Plan may be either incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options which do not qualify as ISOs ("NQSOs"). ISOs, however, may only be granted to employees.

Administration

The Plan is administered by a committee of the Board of Directors (the "Committee") consisting of at least two members of the Board, each of whom is a Non-Employee Director, and also an "outside director" within the meaning of
Section 162 (m) of the Code. The Committee members currently are those persons listed as comprising the Compensation Committee on Page 12.

Among other things, the Board of Directors (with respect to grants to Non-Employee Directors) and the Committee (with respect to grants to participants other than Non-Employee Directors) are empowered to determine in accordance with various Plan provisions: (i) the persons to whom options are granted; (ii) the times on which options are granted; (iii) whether an option will be an ISO or an NQSO; (iv) the number of shares of Common Stock subject to a particular option and the option price therefor; (v) the term of each option; (vi) the time and conditions under which an option may be exercised in whole or in part; (vii) the form of consideration that may be used by the optionee to purchase shares upon exercise of any option; (viii) whether shares issued upon the exercise of an option are subject to certain restrictions or to repurchase by the Company; (ix) the fair market value of shares of the Common Stock; and any other terms and conditions of the option not otherwise inconsistent with the provisions of the Plan. The Committee is also authorized to interpret the terms of the Plan and to adopt regulations relating to the Plan that are not inconsistent with the terms of the Plan. The determination of the Committee with respect to such matters is final and conclusive.

Terms and Conditions of Options

Options granted under the Plan are subject to, among other things, the following terms and conditions:

     a. The option price of an option shall be fixed by the Committee in the case of grants to participants other than Non-Employee Directors and the full Board with respect to grants to Non-Employee Directors, except that in the case of an ISO, the option price cannot be less than the fair market value of the shares subject to the option on the date it is granted (110% of such fair market value if the optionee owns or is deemed to own more than 10% of the voting power of the Company's shares).

     b. Options are not transferable during the optionee's lifetime, and during his or her lifetime may only be exercised by the optionee.

     c. Options may be granted for terms determined by the Committee in the case of grants to participants other than Non-Employee Directors and the full Board with respect to grants to Non-Employee Directors, except that the term of an ISO may not exceed 10 years (five years if the optionee owns or is deemed to own more than 10% of the voting power of the Company's shares).

     d. If the Company is purchased by or merged into another company, such that there is a change in control of the Company, all outstanding stock options issued under the Plan will become fully vested at the date of such purchase or merger.

     e. Appropriate arrangements may be specified with respect to any federal, state, local or other tax withholding which is required in connection with the options.

     f. The maximum number of shares for which options may be granted to any person in any fiscal year is 675,000. The aggregate fair market value of shares with respect to which ISOs may be granted to an employee which are exercisable for the first time during any calendar year may not exceed $100,000. Any option granted in excess of such amount is treated as an NQSO.

     g. No fractional shares of Common Stock may be exercised or acquired under the Plan.

Adjustments in the Event of Capital Changes

In the event the number of shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company through reorganization, merger or consolidation, recapitalization, stock split, split-up, combination, exchange of shares, declaration of any Common Stock dividends or similar events, the number and kind of shares of stock and the option price per share subject to the unexercised portion of any option, the number and kind of shares of stock subject to the Plan and the maximum number of shares which may be granted to a person in any fiscal year must be appropriately adjusted by the Board of Directors.

Duration and Amendment of the Plan

No ISO may be granted under the Plan after February 27, 2006. The Board of Directors may amend the Plan from time to time, except that without shareholder approval no amendment may increase the maximum number of shares with respect to which options may be granted under the Plan (except in the case of the events for which adjustment authority has been granted to the Board of Directors as described above), materially increase the benefits accruing to optionees under the Plan, change the eligibility requirements for optionees or make any change for which applicable law requires shareholder approval.

Federal Income Tax Treatment

The following is a general summary of the federal income tax consequences under the current tax law of NQSOs and ISOs. It does not purport to cover all the special rules, or the state or local income or other tax consequences, inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares. An optionee will not recognize taxable income for federal income tax purposes upon the grant of an NQSO or ISO nor will the Company then be entitled to a deduction.

Upon the exercise of an NQSO, the optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the option price thereof, and the Company will generally be entitled to a deduction for such amount at that time. If the optionee later sells shares acquired pursuant to the exercise of an NQSO, he or she will recognize long-term or short-term capital gain or loss, depending on the period for which the shares were held. Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain.

In general, if an optionee holds the shares of Common Stock acquired upon the exercise of an ISO for at least two years from the date of grant and one year from the date of exercise, the optionee will recognize no income or gain as a result of exercise. If the optionee subsequently disposes of the shares, the optionee will recognize long-term capital gain or loss and the Company will not be entitled to a deduction. However, if the optionee disposes of such shares within either of the required holding periods, all or a portion of the gain will be treated as ordinary income and the Company will generally be entitled to a deduction in the same amount. Any additional gain realized by the optionee over the fair market value at the time of exercise will be treated as long-term or short-term capital gain, depending on the period for which the shares were held.

In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax.

Awards under the Plan

During 1999, the Committee approved grants of stock options to executive officers and others that are not subject to shareholder approval of the Plan, as amended. See "Option Grants in Last Fiscal Year." The Committee has not approved any grants that require shareholder approval of the Plan, as amended.

The Company cannot currently determine the number of stock options or the type of stock options that may be granted to eligible participants under the Plan, as amended, in the future. Such determinations will be made from time to time by the Committee.

On February 10, 2000, the closing price per share of the Company's Common Stock on the Nasdaq National Market was $36.1875.

Vote Required

The affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting is required for approval of the amendment to the Plan. Unless otherwise specified, the proxies solicited hereby will be voted in favor of the above proposal.

The Board of Directors recommends that shareholders vote FOR the amendment to
                                                         ---
the Plan.


Matter 3.  Approval of Fiserv, Inc. Employee Stock Purchase Plan

On October 15, 1999, the Board of Directors adopted the Fiserv, Inc. Employee Stock Purchase Plan ("ESPP"), subject to approval by the shareholders of the Company. The ESPP allows virtually all employees to make quarterly purchases of the Company's Common Stock at 85% of fair market value through regular payroll deductions.

Description of Material Features of the Employee Stock Purchase Plan

The following summary of certain material features of the ESPP does not purport to be complete and is qualified in its entirety by reference to the text of the ESPP, a copy of which is set forth as Exhibit B to this Proxy Statement.

Purpose of the Employee Stock Purchase Plan

The purpose of the ESPP is to allow employees to continue to have the opportunity to purchase shares of the Company's Common Stock on favorable terms and thereby acquire and enlarge their stake in the Company's growth and earnings.

Shares Subject to the Plan and Eligibility

Under the ESPP, a total of 500,000 shares of the Company's Common Stock (subject to appropriate adjustments to reflect stock splits and other changes in capitalization of the Company) are available for sale, plus an annual increase in shares to be added on the first day of the Company's fiscal year beginning in 2001 equal to the lesser of: (i) 400,000 shares, (ii) 1% of the shares of Common Stock outstanding on such date, or (iii) a lesser amount determined by the Board of Directors.

Employees of Fiserv and its designated subsidiaries are eligible to participate in the ESPP through payroll deductions of up to 10% of gross compensation. The amounts withheld from payroll may be used by the Company for any corporate purpose, are not segregated and do not earn interest. On the last business day of each calendar quarter, each participant may use the amounts withheld from his or her compensation to purchase shares of the Company's Common Stock at 85% of its then current market value. No employee may purchase more than $25,000 in market value of Common Stock (determined on the respective purchase dates) during any calendar year. Furthermore, no employee may purchase Common Stock under the ESPP if, after the purchase, he or she would own 5% or more of the total outstanding shares of the Company's Common Stock.

Administration, Duration and Amendment of the ESPP

The ESPP is administered by the Compensation Committee of the Board of Directors, which has the exclusive right to construe the ESPP and to correct errors, rectify omissions and reconcile inconsistencies to the extent necessary to effectuate the ESPP. The Board of Directors may amend the ESPP, provided that any amendment which increases the number of shares issuable under the ESPP or changes the eligibility requirements for the plan requires shareholder approval. The ESPP will remain in effect until termination by the Board of Directors, purchase of all Common Stock issuable thereunder, or the expiration of 10 years after the date of its adoption.

Federal Income Tax Treatment

The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code (the "Code"). Participant contributions to the ESPP in the form of payroll deductions are after-tax contributions and are subject to normal income and payroll tax withholding requirements. However, there are no tax consequences associated with the acquisition and ownership of shares of Common Stock under the ESPP until the participant sells the shares, disposes of them by gift, or dies. The tax treatment upon disposition of the shares depends on whether the shares are disposed of within the two year holding period provided under Section 423 of the Code. The required holding period is also satisfied if the participant dies while holding shares acquired under the ESPP.

A participant who does not satisfy the two-year holding period must pay ordinary income tax, at the time of disposition of the shares, on the 15% discount on the purchase price, even if the market price of the stock at the time the stock is disposed of is lower than the purchase price. The difference between the amount received at disposition and the fair market value of the shares on the date of purchase will be capital gain or loss.

If the participant holds the shares of Common Stock for at least two years, or dies while owning the shares, at the time of disposition of the shares, ordinary income tax must be paid on an amount equal to the lesser of: (i) the 15% discount on the purchase price; or (ii) the amount, if any, by which the market price at the time of disposition exceeds the purchase price. The basis of the shares of Common Stock purchased will be the purchase price plus any ordinary income recognized. Any amount received at disposition in excess of the adjusted basis of the stock will be capital gain. If the shares are sold for less than the purchase price, the difference between the sale price and the purchase price will be capital loss.

If the disposition does not satisfy the required two year holding period, the disposition is called a "Disqualifying Disposition." If a Disqualifying Disposition occurs, the Company will be entitled to a tax deduction equal to the amount that the participant includes as ordinary income in the year in which the Disqualifying Disposition occurs. The Company does not receive a deduction at the time of disposition if the participant meets the holding period requirements.

On February 10, 2000, the closing price per share of the Company's Common Stock on the Nasdaq National Market was $36.1875.

The affirmative vote of a majority of the shares represented, in person or by proxy, at the Annual Meeting is required for approval of the Fiserv, Inc. Employee Stock Purchase Plan.

The Board of Directors recommends a vote FOR the approval of the Fiserv, Inc.
                                         ---
Employee Stock Purchase Plan.


Matter 4.  Appointment of Auditors

The Company's independent auditors for the fiscal year ended December 31, 1999, were Deloitte & Touche LLP, Milwaukee, Wisconsin. The Board of Directors of the Company has recommended that Deloitte & Touche LLP be reappointed to perform the audit of the Company's financial statements for the fiscal year ending December 31, 2000. A representative of Deloitte & Touche LLP is expected to be present at the meeting with an opportunity to make a statement if so desired and to answer appropriate questions with respect to that firm's audit of the Company's financial statements and records for the fiscal year ended December 31, 1999.

The affirmative vote of a majority of the shares represented, in person or by proxy, at the Annual Meeting is required for approval of the appointment of Deloitte & Touche LLP as the Company's independent auditors. Although shareholders are not legally required to approve the appointment of the Company's auditors, the Company nonetheless has traditionally permitted shareholders to approve the appointment. In the event this proposal is not approved, the Board of Directors will re-evaluate its recommendation. Unless otherwise specified, the shares of Common Stock represented by the proxies solicited hereby will be voted in favor of the above proposal.

The Board of Directors recommends that shareholders vote FOR the proposal to
                                                         ---
reappoint Deloitte & Touche LLP as the Company's independent auditors.


Meetings of the Board of Directors and Committees of the Board of Directors

The Board of Directors held four regular meetings during fiscal 1999. During fiscal 1999, each director attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors ("Committees") held during his or her tenure as a Director or Committee member. The Board of Directors has standing Compensation and Audit Committees.

The Compensation Committee evaluates the performance of the Company's executive officers, approves executive officer compensation and reviews management's recommendations as to the compensation of other key personnel, acts as the nominating committee for officers and directors and makes recommendations to the Board of Directors regarding the types, methods and levels of director compensation, administers the compensation plans for the officers, directors and key employees, and discharges certain other responsibilities of the Board of Directors when so instructed by the Board. The Compensation Committee selects the director nominees to stand for election at the Company's annual meetings of shareholders and to fill vacancies occurring on the Board. The Compensation Committee will consider nominees recommended by shareholders, but has no established procedures which shareholders must follow to make a recommendation. The Company's By-laws also provide for shareholder nominations of candidates for election as directors. These provisions require such nominations to be made pursuant to timely notice (as specified in the By-laws) in writing to the Chairman of the Board and/or President of the Company. The members of the Compensation Committee are Messrs. Levy (Chairman), Kearney and Seidman, and Ms. Shackelford. The Compensation Committee held one meeting during the year ended December 31, 1999.

The Audit Committee reviews the scope and timing of the audit of the Company's financial statements by the Company's independent public accountants and reviews with these accountants the Company's management policies and procedures with respect to auditing and accounting controls. The Audit Committee also reviews with the independent accountants the financial statements, auditor's reports and management letter of the independent accountants. The Audit Committee reviews and evaluates Conflict of Interest statements and discharges certain other responsibilities of the Board of Directors when so instructed by the Board of Directors. The members of the Audit Committee are Messrs. Levy (Chairman), Kearney and Seidman, and Ms. Shackelford. The Audit Committee held four meetings during the fiscal year ended December 31, 1999.

Compensation of Directors

Directors who are officers or employees of the Company receive no compensation for service as members of the Board of Directors of the Company or for service on committees of the Board of Directors. A director who is not an officer or employee of the Company receives an annual fee of $16,000 for service on the Board of Directors of the Company, plus $1,200 for attendance at Board of Director meetings and $400 for attendance at telephonic Board of Director meetings. Each outside director is granted options to acquire, at fair market value, 12,000 shares of Common Stock of the Company upon election to each new three-year term and options on 400 shares of Common Stock for attendance at regular Board of Director meetings. The options granted may be exercised 20% per year and expire 10 years from the date of the award.

Compensation of Executive Officers

The following table sets forth in summary form all compensation, as defined in regulations of the Commission, paid by the Company and its subsidiaries during each of the three years ended December 31, 1999, to the Company's Chairman and the next four highest paid executive officers whose total annual salary and bonus for the fiscal year ended December 31, 1999, exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                         Long-Term
                                                  Annual               Compensation
                                                                  -----------------------
                                             Compensation/(2)/       Number of Shares          All Other
                                           ---------------------
Name and Principal Position          Year   Salary   Bonus/(1)/   Subject to Options/(3)/  Compensation/(4)/
-----------------------------------  ----  --------  -----------  -----------------------  -----------------

George D. Dalton                     1999  $650,000    $325,000                   138,966            $14,400
   Chairman of the Board             1998   650,000     300,000                   227,812             12,800
                                     1997   600,000     170,000                   132,130             12,400

Leslie M. Muma                       1999   650,000     290,000                   120,741             14,400
   Vice Chairman of the Board,       1998   580,000     268,000                   197,437             12,800
   President and Chief Executive     1997   535,000     150,000                   114,666             12,400
   Officer

Donald F. Dillon                     1999   500,000      -   (1)                  106,693             14,400
   Vice Chairman of the Board,       1998   315,000     210,000                   174,655             12,800
   Chairman of Information           1997   300,000     270,000                   101,376             12,400
   Technology, Inc.

Kenneth R. Jensen                    1999   480,000     225,000                    92,644             14,400
   Director, Senior Executive Vice   1998   450,000     208,000                   151,875             12,800
   President, CFO and Treasurer      1997   415,000      80,000                    88,087             12,400

Frank R. Martire                     1999   344,000     200,000                    58,050             14,400
  Corporate Executive                1998   324,000     154,000                    79,650             12,800
  Vice President, President and      1997   308,000      77,000                    18,675             12,400
  COO, Financial Institution
  Systems/Services Group

(1) Bonus payments are typically paid in February/March for the previous years performance and represent amounts paid for discretionary incentive awards. Mr. Dillon's bonus has historically been paid in December, however, his 1999 incentive award will be paid in February/March 2000, similar to other executives.

(2) Perquisites provided to the named executive officers by the Company did not exceed the lesser of $50,000 or 10% of each named executive officer's total annual salary and bonus during the fiscal years indicated, and accordingly, are not included.

(3) Adjusted to recognize 3-for-2 stock splits effective in April of 1999 and May of 1998.

(4) Amounts shown in this column represent the Company's matching on behalf of the named executive officers under the Company's 401(k) Plan for the fiscal years ended December 31, 1997 and 1998. The amount shown for fiscal 1999 is estimated.

The following table sets forth certain information concerning individual grants of stock options to those individuals listed in the Summary Compensation Table during the fiscal year ended December 31, 1999.

               OPTION GRANTS IN LAST FISCAL YEAR

                                           Individual Grants
-------------------------------------------------------------------------------------------------------
                                          % of Total                              Potential Realizable
                                           Options                               Value at Assumed Rates
                                          Granted to     Exercise                    of Stock Price
                           Options       Employees in      Price    Expiration        Appreciation
         Name            Granted/(1)/  Fiscal Year/(2)/   ($/Sh)       Date       for Option Term/(3)/
-----------------------  ------------  ----------------  ---------  ----------  ------------------------
                                                                                         5%          10%
                                                                                ----------   ----------
George D. Dalton              138,966               9.1     30.21      2/17/09  $2,640,053   $6,690,414
Leslie M. Muma                120,741               7.9     30.21      2/17/09   2,293,818    5,812,985
Donald F. Dillon              106,693               6.9     30.21      2/17/09   2,026,936    5,136,655
Kenneth R. Jensen              92,644               6.0     30.21      2/17/09   1,760,036    4,460,276
Frank R. Martire               58,050               3.8     30.21      2/17/09   1,102,824    2,794,774

(1) The Company's Stock Option Plan provides for grants of Common Stock to employees and directors. In general, the options are granted with an option price not less than the fair market value of the underlying shares on the date of grant, with 20% of the options becoming exercisable annually and expiring 10 years from the date of the grant.

(2) Options to purchase 1,535,269 shares of Common Stock were granted to employees under the Company's stock option plan during the fiscal year ended December 31, 1999.

(3) Amount shown represents the potential realizable value, net of the option exercise price, assuming that the underlying market price of the Common Stock appreciates in value from the date of grant to the end of the option term at annualized rates of 5% and 10%. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

The following table sets forth certain information concerning the exercise of stock options granted under the Company's stock option plans by each of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                       Value of
                                                       Number of                     Unexercised
                                                      Unexercised                    In-the-Money
                      Number of                         Options                       Options at
                       Shares                      at Fiscal Year End             Fiscal Year End/(1)/
                      Acquired      Value     -------------------------------  --------------------------
       Name          on Exercise   Realized   Exercisable    Unexercisable     Exercisable  Unexercisable
-------------------  -----------  ----------  -----------  ------------------  -----------  -------------

George D. Dalton               0           0      881,175             328,507  $23,154,267     $4,724,672

Leslie M. Muma                 0           0      885,311             285,072   24,183,105      4,099,575

Donald F. Dillon               0           0      201,990             243,191    3,766,969      3,405,642

Kenneth R. Jensen              0           0      680,090             219,006   18,576,796      3,149,803

Frank R. Martire          74,915  $2,363,256      255,175             103,860    6,787,123      1,280,503

(1) The value of Unexercised In-the-Money Options is based upon the difference between the fair market value of the stock options and the exercise price of the options at December 31, 1999.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors is responsible for establishing compensation for the Company's Chairman, Vice Chairman and Chief Executive Officer, Vice Chairman and Chairman of Information Technology, Inc. and its Senior Executive Vice President and Chief Financial Officer (the "Executives"). In so doing, the Committee has developed and implemented compensation policies and programs which seek to enhance the long-term profitability of the Company, thereby contributing to the value of shareholders' investment.

In addition to annual cash compensation, the Committee establishes criteria pursuant to which the Executives may also qualify for the award of options to acquire the Company's Common Stock at a price equal to market value on the date of grant. Awards are based 75% on growth in earnings per share ("EPS") and 25% on revenue growth. If the revenue growth percentage exceeds that for EPS, the EPS growth percentage will replace the revenue growth percentage in determining awards. The minimum growth required to earn awards is 10% and the maximum annual award to any executive is 675,000 shares.

Mr. Muma's 1999 Compensation.  Compensation for the Chief Executive Officer
-----------------------------
aligns with the philosophy and practices discussed above for the other senior executive officers. At the beginning of each year, the Compensation Committee sets a target bonus amount for the Chief Executive Officer. For 1999, Mr. Muma's performance goals were established based on strategic and financial measurements, including a target level of earnings per share and implementation of the Company's acquisition and internal growth strategies. Of these factors, the Company's target level of earnings per share carried a significantly greater weight than the aggregate weight assigned to the remaining factors. Mr. Muma's incentive compensation for 1999 reflects favorable achievement of the established performance objectives, particularly earnings per share and revenue growth, the key determinants of Mr. Muma's incentive compensation.

The Compensation Committee awarded Mr. Muma stock options in accordance with the criteria described above for other senior executives.

Based upon the Company's performance over the past five years when compared to companies comprising the S&P 500 and its NASDAQ Computer and Data Processing Services Industry Group, it appears that the level of compensation for the Executives is commensurate with that which is being paid to senior executives by other companies in similar businesses.

Committee Members:  Gerald J. Levy, Chairman
                    Daniel P. Kearney
                    L. William Seidman
                    Thekla R. Shackelford

Stock Price Performance Graph


             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
                        FISERV, INC., S&P 500 INDEX AND
              NASDAQ COMPUTER AND DATA PROCESSING SERVICES INDEX
      (Assumes initial investment of $100 and reinvestment of dividends.)

                                                      1994        1995         1996        1997        1998         1999
Fiserv, Inc.                                          100.0       139.5        170.9       228.5       358.9        400.9
S & P 500                                             100.0       137.6        169.5       226.1       291.8        353.7
Nasdaq Computer and Data Processing Services          100.0       152.3        188.0       230.9       412.2        871.3

Assumes $100 invested on December 31, 1994, in each of Company Common Stock, S&P 500 Index and NASDAQ Computer and Data Processing Services Index and reinvestment of all dividends paid during the five-year period ending
December 31, 1999.


Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's officers and directors and persons owning in excess of 10% of the shares of the Common Stock outstanding to file reports of ownership and changes in ownership with the Commission. Officers, directors and 10% shareholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based upon a review of the information furnished to the Company, the Company believes that during the fiscal year ended December 31, 1999, its officers and directors complied with all applicable Section 16(a) filing requirements.

Shareholder Proposals for the 2001 Annual Meeting

Any proposal which a shareholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of shareholders, which is scheduled to be held in March 2001, pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934 ("Rule 14a-8") must be received at the corporate offices of the Company, 255 Fiserv Drive, Brookfield, Wisconsin 53045,
Attention: Charles W. Sprague, Executive Vice President, General Counsel, Chief Administrative Officer and Secretary, no later than October 31, 2000. In addition, a shareholder who otherwise intends to present business at the 2001 annual meeting must comply with the requirements set forth in the Company's By-laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the By-laws, to the Company at the address listed above not later than 30 days in advance of the scheduled date of the annual meeting (subject to certain exceptions if the date of the annual meeting is advanced). Under the By-laws, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals shareholders intend to present at the 2001 annual meeting but do not intend to include in the Company's proxy statement for such meeting) prior to February 26, 2001, then the notice will be considered untimely and the Company will not be required to present such proposal at the 2001 annual meeting. If the Board of Directors chooses to present such proposal at the 2001 annual meeting, then the persons named in the proxies solicited by the Board of Directors for the 2001 annual meeting may exercise discretionary voting power with respect to such proposal. It is urged that any such proposals be sent certified mail, return receipt requested.

Annual Report

The Annual Report of the Company for the fiscal year ended December 31, 1999, will be mailed to each shareholder on or about February 28, 2000. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed by the Company with the SEC, will be furnished without charge to any person requesting a copy thereof in writing and stating such person is a beneficial holder of shares of Common Stock of the Company on the record date for the Annual Meeting.

Requests and inquiries should be addressed to Charles W. Sprague.

                                    By Order of the Board of Directors

                                    /s/ Charles W. Sprague
                                    -------------------------------------
                                    Charles W. Sprague, Secretary
                                    Brookfield, Wisconsin
                                    February 28, 2000

                                                                       Exhibit A

                                 FISERV, INC.

                               STOCK OPTION PLAN
                               -----------------
              (as amended and restated through February 16, 2000)

1.  Purpose
    -------

The purpose of the Fiserv, Inc. Stock Option Plan (the "Plan") is to promote the interest of Fiserv, Inc. (the "Company") and its Subsidiaries (the Company and each such Subsidiary being herein each referred to as a "Fiserv Group Company") by (a) providing an incentive to employees, and to directors who are not employees, of the Fiserv Group Companies which will attract, retain and motivate persons who are able to make important contributions to the Company's growth, profitability and long-term success, and (b) furthering the identity of interests of the Optionees with those of the Company's shareholders through stock ownership opportunities. Options to be issued under the Plan may be "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "non-qualified stock options" ("NQSOs"), which do not qualify as "incentive stock options" ("ISOs"), but the Company makes no representation or warranty as to the qualification of any Option as an incentive stock option under the Code.

2.  Definitions
    -----------

For purposes of this Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

     2.1  "Board of Directors" shall mean the Board of Directors of the Company.

     2.2 "Committee" shall mean the committee of the Board of Directors referred to in Section 5 hereof.

     2.3 "Common Stock" shall mean the Common Stock, $.01 par value, of the Company.

     2.4 "Non-Employee Director" shall mean a non-employee director, as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which currently defines a non-employee director as a director who (i) is not currently an officer or otherwise employed by the Company, or a parent or subsidiary of the Company, (ii) does not receive compensation for consulting services or in any other capacity from the Company or its subsidiaries in excess of $60,000 in any one year, and (iii) does not possess an interest in and is not engaged in business relationships required to be reported under Items 404(a) or 404(b) of Regulation S-K promulgated under the Exchange Act.

     2.5 "Option" shall mean any option granted to a person pursuant to this Plan.

     2.6 "Optionee" shall mean a person to whom an Option is granted under this Plan.

     2.7 "Parent" shall mean a "parent corporation" as defined in Section 424(e) of the Code.

     2.8  "Subsidiary" shall mean a "subsidiary corporation" as defined in
Section 424(f) of the Code.

3.  Eligible Optionees
    ------------------

     3.1 Options may be granted hereunder to any employee of any Fiserv Group Company and to any Non-Employee Director. The Committee shall have the sole authority to select employees and Non-Employee Directors to whom Options are to be granted hereunder.

4.  Common Stock Subject to the Plan; Special Limitations
    -----------------------------------------------------

     4.1 The total number of shares of Common Stock for which Options may be granted under this Plan shall not exceed in the aggregate 8,667,755 shares of Common Stock. The total number of shares of Common Stock for which Options may be granted under this Plan in any one fiscal year of the Company to any one person shall not exceed in the aggregate 675,000 shares of Common Stock.

     4.2 The shares of Common Stock that may be subject to Options granted under this Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Board of Directors may determine. In the event that any outstanding Option expires or is cancelled or terminated for any reason, the shares allocable to the unexercised portion of such Option may again be subject to an Option granted under this Plan.

5.  Administration of the Plan
    --------------------------

     5.1 The Plan shall be administered by a committee of the Board of Directors (the "Committee") and shall consist of not less than two directors. All members of the Committee shall be both Non-Employee Directors and "outside directors" within the meaning of Section 162(m) of the Code. The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present and the acts approved in writing by all members without a meeting shall be the acts of the Committee.

     5.2 The Committee (the Board of Directors with respect to grants to Non-Employee Directors) shall have the sole authority and discretion to grant Options under this Plan and to determine the terms and conditions of any such Option, including, without limitation, the sole authority and discretion (i) to select the persons who are to be granted Options hereunder, (ii) to determine the times when Options shall be granted, (iii) to determine whether an Option granted to an employee will be an ISO or a NQSO, (iv) to establish the number of shares of Common Stock that may be issued under each Option and to establish the option price therefor, (v) to determine the term of each Option, (vi) to determine the time and the conditions subject to which Options may be exercised in whole or in part, (vii) to determine the form of consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including the circumstances under which the Company's issued and outstanding shares of Common Stock may be used by an Optionee to exercise an Option), (viii) to determine whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option (including the circumstances under which shares of Common Stock acquired upon exercise of any Option may be subject to repurchase by the Company) and, if so, whether to waive any such restriction, (ix) to accelerate the time when outstanding Options may be exercised, (x) to determine the amount, if any, necessary to satisfy any Fiserv Group Company's obligation to withhold taxes or other amounts, (xi) to determine the fair market value of a share of Common Stock, (xii) with the consent of the Optionee, to cancel or modify an Option, provided, however, that such Option as modified would have been permitted to have been granted under the Plan on the date of grant of the original Option and provided, further, however, that in the case of a modification (within the meaning of Section 424(h) of the Code) of an ISO, such Option as modified would be permitted to be granted on the date of such modification under the terms of the Plan, and (xiii) to establish any other terms and conditions applicable to any Option and to make all other determinations relating to the Plan and Options not inconsistent with the provisions of this Plan.

     5.3 The Committee shall be authorized to interpret the Plan and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purpose of this Plan.

     5.4 The interpretation and construction by the Committee of any provision of the Plan, any Option granted hereunder or any option agreement evidencing any such Option shall be final and conclusive upon all parties. Any controversy or claim arising out of or relating to the Plan or any Option shall be determined unilaterally by the Committee, whose determination shall be final and conclusive upon all parties.

     5.5 Members of the Committee may vote on any matter affecting the administration of the Plan or any agreement or the granting of Options under the Plan.

     5.6 All expenses and liabilities incurred by the Board of Directors (or the Committee) in the administration of the Plan shall be borne by the Company. The Board of Directors (or the Committee) may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member or former member of the Board of Directors (or the Committee) shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option or agreement hereunder.

6.  Terms and Conditions of Options
    -------------------------------

Subject to the Plan, the terms and conditions of each Option granted under the Plan shall be specified by the Committee (the Board of Directors with respect to grants to Non-Employee Directors) and shall be set forth in an option agreement between the Company and the Optionee in such form as the Committee shall approve. The terms and conditions of any Option granted hereunder need not be identical to those of any other Option granted hereunder.

The terms and conditions of each Option shall include the following:

     a. The option price shall be fixed by the Committee, provided, however, that in the case of an ISO, the option price may not be less than the fair market value of the shares of Common Stock subject to the Option on the date the Option is granted, and provided, further, however, that if at the time an ISO is granted, the Optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any of its Subsidiaries or a Parent, the option price of such ISO shall not be less than 110% of the fair market value of the Common Stock subject to such ISO on the date of grant.

     b. Options shall not be transferable otherwise than by will or the laws of descent and distributions, and during an Optionee's lifetime, an option shall be exercisable only by the Optionee or the Optionee's legal guardian.

     c. The Committee shall fix the term of all Options granted pursuant to the Plan (including the date on which such Option shall expire and the conditions under which it terminates earlier), provided, however, that the term of an ISO may not exceed ten years from the date such Option is granted, and provided, further, however, that if at the time an ISO is granted, the Optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any of its Subsidiaries or a Parent, the term of such ISO may not exceed five years from the date of grant. Each Option shall be exercisable in such amount or amounts, under such conditions, and at such times or intervals or in such installments as shall be determined by the Committee. The Committee may, in its sole discretion, establish a vesting provision for any Option relating to the time or the circumstances when the Option may be exercised by the Optionee.

In the event, the Company shall have been purchased by or merged into another company, such that there shall be a change of control of the Company, all outstanding stock options issued under the Plan will become fully vested at the date of such purchase or merger.

     d. In the event that any Fiserv Group Company is required to withhold any Federal, state or local taxes or other amounts in respect of any income realized by the Optionee in respect of an Option granted hereunder, in respect of any shares acquired pursuant to the exercise of an Option or in respect of the disposition of an Option or any shares acquired pursuant to the exercise of an Option, the Company may deduct (or require the Fiserv Group Company to deduct) from any payments of any kind otherwise due to such Optionee cash or with the consent of the Committee (in the stock option contract or otherwise) shares of the Company's Common Stock the aggregate amount of such Federal, state or local taxes and other amounts required to be so withheld. Alternatively, the Company may require such Optionee to pay to the Company in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes and other amounts.

     e. The aggregate fair market value (determined at the time the Option is granted) of the shares of Common Stock for which an eligible employee may be granted ISOs under the Plan or any other plan of the Company, any of its Subsidiaries or a Parent which are exercisable for the first time by such employee during any calendar year shall not exceed $100,000. Such limitation shall be applied by taking ISOs into account in the order in which they were granted. Any Option (or portion thereof) granted in excess of such amount shall be treated as an NQSO.

     f. In no case may a fraction of a share be exercised or acquired pursuant to the Plan.

7.  Adjustments
    -----------

In the event that, after the adoption of the Plan by the Board of Directors, the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company through reorganization, merger or consolidation, recapitalization, spin-off, stock split, split-up, combination, exchange of shares, declaration of any dividends payable in Common Stock or the like, the number and kind of shares of stock and the price per share subject to the unexercised portion of any outstanding Option, the number and kind of shares of Stock subject to the Plan and the maximum number of shares which may be granted to a person in any fiscal year shall be appropriately adjusted by the Board of Directors, and such adjustment shall be effective and binding for all purposes of this Plan. Such adjustment may provide for the elimination of fractional shares which might otherwise be subject to Options without payment therefor.

8.  Effect of the Plan on Employment Relationship
    ---------------------------------------------

Neither this Plan nor any Option granted hereunder shall be construed as conferring upon any Optionee any right to continue in the employ of any Fiserv Group Company or limit in any respect any right of any Fiserv Group Company to terminate such Optionee's employment at any time without liability, or to continue as a Non-Employee Director.

9.  Amendment of the Plan
    ---------------------

The Board of Directors may amend the Plan from time to time as it deems desirable, provided, however, that, without the approval of the holders of a majority of the shares of Common Stock of the Company present, or represented, and entitled to vote at any meeting duly held in accordance with the applicable laws of the State of Wisconsin, the Board of Directors may not (a) increase the maximum number of shares of Common Stock for which Options may be granted under this Plan (other than increases due to adjustment in accordance with Section 7 hereof), (b) materially increase the benefits accruing to participants under the Plan, (c) change the eligibility requirements to receive Options hereunder or
(d) make any change for which applicable law requires shareholder approval.

10.  Termination of the Plan
     -----------------------

The Board of Directors may terminate the Plan at any time. No Option may be granted hereunder after termination of the Plan. No ISO may be granted under the Plan more than ten years after the date on which the Plan was adopted. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option theretofore granted under the Plan, without the consent of the Optionee.

11.  Effective Date of the Plan
     --------------------------

This Plan (as amended and restated) will become effective on the date on which it is approved by the Board of Directors. This Plan (as amended and restated) is subject to approval by the holders of the majority of the shares of Common Stock of the Company present, or represented, and entitled to vote at the next meeting duly held in accordance with the applicable laws of the State of Wisconsin. No Option granted hereunder may be exercised prior to such approval, provided, however, that the date of grant of any Option shall be determined as if the Plan had not been subject to such approval. Notwithstanding the foregoing, if the Plan (as amended and restated) is not approved by a vote of shareholders within 12 months after it is adopted by the Board of Directors, the amendment shall be null and void, the Plan as in effect prior to such amendment and restatement shall continue in full force and effect and any Options granted pursuant to such amendment and restatement shall terminate.

12.  Governing Law
     -------------

This Plan, the Options and all related matters shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, without regard to choice of law provisions. Neither the Plan nor any agreement pursuant to the Plan shall be construed or interpreted with any presumption against any Fiserv Group Company by reason of the Fiserv Group Company having drafted or adopted the Plan or agreement. The invalidity, illegality or unenforceability of any provision in the Plan or in any agreement pursuant to the Plan shall not affect the validity, legality or enforceability of any other provision, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.

                                                                       Exhibit B

                                 FISERV, INC.

                         EMPLOYEE STOCK PURCHASE PLAN
                         ----------------------------


1.  Purpose
    -------

The purpose of the Plan is to provide employees of Fiserv and its Designated Subsidiaries with an opportunity to purchase Common Stock of Fiserv through accumulated payroll deductions. It is the intention of Fiserv to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

The Plan was approved by the Board and will be effective on January 1, 2000.
The Plan will not be presented for approval by the Fiserv shareholders until the Annual Shareholder Meeting to be held in March 2000. If the Fiserv shareholders do not approve the Plan, any amounts deducted from participant payroll checks will be refunded to the Plan participants and the Plan will terminate.

2.  Definitions
    -----------

     a.  "Board" shall mean (i) the Board of Directors of Fiserv or (ii) if and
          -----
to the extent that the Board has appointed a committee, whose members need not be members of the Board of Directors, to exercise some or all of the functions of the Board hereunder, such committee.

     b.  "Code" shall mean the Internal Revenue Code of 1986, as amended from
          ----
time to time. Reference to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

     c.  "Common Stock" shall mean the Common Stock of Fiserv.
          ------------

     d.  "Company" shall mean Fiserv and any Designated Subsidiary of Fiserv.
          -------
Except where the context clearly requires otherwise, any reference to "Company" in this Plan shall, with respect to a particular Employee, mean the entity by which he or she is employed.

     e.  "Compensation" shall mean the total wages, bonuses, commissions and
          ------------
overtime pay compensation paid with respect to an Offering Period by the Company to an Employee for services performed during such Offering Period, including deferrals described in Sections 415(c)(3)(D) and 132(f)(4) of the Code, but excluding (i) extra compensation based upon special arrangements; (ii) deferred compensation; (iii) reimbursed expenses (including, but not limited to, moving expenses); (iv) expense allowances (including, but not limited to, travel and entertainment expense allowance); (v) stock options and any gain or income attributable thereto; (vi) imputed income with respect to any group life insurance program maintained by the Company on behalf of an Employee; (vii) referral payments, and (viii) other extra compensation (including, but not limited to, cash and non-cash fringe benefits).

     f.  "Designated Subsidiary" shall mean any Subsidiary that has been
          ---------------------
designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

     g.  "Employee" shall mean a person employed by the Company on or after
          --------
January 1, 2000, whose customary employment with the Company is more than five
(5) months in any calendar year. Notwithstanding the preceding, any leased employee, as defined in Code Section 414(n)(2), and any individual performing services for the Employer as an independent contractor or other contract service provider under the terms of a contract, agreement or other special arrangement between the Company and the individual, or other third party, that the parties do not contemplate being an employment relationship, shall not be considered as an Employee for any purpose under the Plan.

     h.  "Enrollment Date" shall mean the first day of each Offering Period.
          ---------------

     i.  "Fair Market Value" shall mean, as of any date, the closing sales price
          -----------------
for a share of Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

     j.  "Fiserv" shall mean Fiserv, Inc., a Wisconsin corporation.
          ------

     k.  "Grant/Exercise Date" shall mean the last Trading Day of each Offering
          -------------------
Period.

     l.  "Offering Period" shall mean each of the calendar quarters of each
          ---------------
year. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

     m.  "Plan" shall mean this Employee Stock Purchase Plan.
          ----

     n.  "Purchase Price" shall mean an amount equal to 85% of the Fair Market
          --------------
Value of a share of Common Stock on the Grant/Exercise Date, provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.

     o.  "Reserves" shall mean the number of shares of Common Stock covered by
          --------
each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

     p.  "Subsidiary" shall mean a domestic or foreign corporation, of which not
          ----------
less than 50% of the voting shares are held by Fiserv or a Subsidiary, whether or not that entity now exists or is hereafter organized or acquired by Fiserv or a Subsidiary.

     q.  "Trading Day" shall mean a day on which national stock exchanges and
          -----------
the NASDAQ system are open for trading.

3.  Eligibility
    -----------

     a. Any Employee who is employed by the Company on a given Enrollment Date, including an Employee who is on an authorized leave of absence on such date, shall be eligible to participate in the Plan.

     b. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of Fiserv or of any Subsidiary and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of Fiserv or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of Fiserv and its subsidiaries accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.  Offering Periods
    ----------------

The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first day of the calendar quarters of each year, or on such offer date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.  Participation
    -------------

     a. An eligible Employee may become a participant in the Plan by completing a participation agreement provided by the Company authorizing payroll deductions and filing it with the Company's payroll office at least ten (10) business days prior to the applicable Enrollment Date.

     b. Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6.  Payroll Deductions
    ------------------

     a. At the time a participant files his or her participation agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in any whole percentage, but not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period. Contributions to the Plan other than by payroll deduction are not permitted. Unless the Board, in the future determines otherwise, the maximum amount that may be deducted from any participant's Compensation for the purpose of purchasing Common Stock under this Plan shall not exceed twenty-one thousand two hundred and fifty dollars ($21,250) in any single calendar year. A participant who is under the age of 21 must have a parent's or guardian's written permission to participate.

     b. A participant may not change the amount of payroll deductions during an Offering Period, but may change the amount to be deducted for any subsequent Offering Period by filing notice thereof at least ten (10) business days prior to the Enrollment Date on which the subsequent Offering Period commences.

     c. A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, during an Offering Period by completing and filing with the Company a form provided for such purpose.

     d. A participant's participation agreement shall remain in effect for successive Offering Periods (including any portion of an Offering Period during which the participant is on an authorized leave of absence, although payroll deductions will be discontinued for any period for which the participant is not receiving Compensation) unless terminated prior to an Offering Period as provided in Section 10 hereof.

     e. All payroll deductions made for a participant shall be credited to an unfunded and unsecured bookkeeping account maintained on behalf of the participant and deposited with the general funds of the Company.

     f.  Notwithstanding the foregoing, to the extent necessary to comply with
Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant's participation agreement for the first Offering Period that has a Grant/Exercise Date in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

     g. At the time the option is exercised, in whole or in part, or at the time some or all the Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the federal, state or other tax withholding obligations, if any, that arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to Fiserv any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7.  Grant of Option
    ---------------

On the Grant/Exercise of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Grant/Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Common Stock determined by dividing such Employee's accumulated payroll deductions as of the Grant/Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than two thousand five hundred (2,500) shares (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to
Section 10 hereof.  The Option shall expire on the last day of the Offering
Period.

8.  Exercise of Option
    ------------------

Unless a participant withdraws from the Plan, at least ten (10) business days prior to the Grant/Exercise Date, as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Grant/Exercise Date, and the maximum number of shares (including fractional) shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions accumulated during the Offering Period. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

9.  Delivery
    --------

As soon as administratively practicable following the Grant/Exercise Date, the shares of Common Stock purchased on behalf of a participant pursuant to the exercise of his or her option will be credited to an account with a transfer agent or a securities brokerage firm, as determined by Fiserv, in the name of the participant. By electing to participate in the Plan, a participant will be deemed to authorize the establishment of an account in his or her name with the transfer agent or securities brokerage firm selected by Fiserv. A participant may request that the transfer agent or securities brokerage firm arrange, subject to any applicable fee, for the delivery to the participant or an account designated by the participant of some or all of the Common Stock held in the participant's account. If the participant desires to sell some or all of his or her shares of Common Stock held in his or her account, he or she may do so (i) by disposing of the shares of Common Stock through the transfer agent or securities brokerage firm subject to any applicable fee, or (ii) through such other means as Fiserv may permit.

10. Withdrawal
    ----------

       a. At any time during an Offering Period, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering Period by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time, but must be received no later than ten (10) business days prior to the end of the Offering Period. Upon withdrawal from the Offering Period by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions under the Offering Period, without interest, and such participant's interest in the Offering Period shall be automatically terminated. A participant's withdrawal from an Offering Period will have no effect on his or her eligibility to participate in subsequent Offering Periods, that commence after the termination of the Offering Period from which the participant withdraws, but the participant will be required to deliver a new participation agreement in order to participate in subsequent Offering Periods under the Plan.

       b. A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan, which may hereafter be adopted by Fiserv.

11. Termination of Employment; Leave of Absence
    -------------------------------------------

Upon a participant's ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and his or her payroll deductions accumulated during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant's option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice. For purposes of this Section 11, a participant will not be deemed to have terminated employment in the case of any leave of absence approved by the Company.

12.  Interest
     --------

No interest shall accrue on the payroll deductions of a participant in the Plan.

13.  Stock
     -----

       a. Subject to adjustment upon changes in capitalization of Fiserv as provided in Section 19 hereof, the maximum number of shares of the Common Stock which shall be made available for sale under the Plan shall be five hundred thousand (500,000) shares, plus an annual increase to be added on the first day of Fiserv's fiscal year beginning in 2001 equal to the least of (i) four hundred thousand (400,000) shares, (ii) one percent (1%) of the shares of Common Stock outstanding on such date or (iii) a lesser amount determined by the Board. If, on a given Grant/Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, Fiserv shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

       b. A participant shall have no interest or voting right in shares covered by his or her option until the option has been exercised.

       c. Shares to be delivered to a participant under the Plan shall be registered solely in the name of the participant.

       d. Cash dividends attributable to shares allocated to participants' accounts as of the record date for which such cash dividends are declared will be used to purchase additional full or fractional shares of stock.

14.  Administration
     --------------

The Plan shall be administered by the Board or a committee appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

15.  Designation of Beneficiary
     --------------------------

       a. A participant may file with the Company, on a form provided by the Company, a written designation of a beneficiary who is to receive any shares and cash, from the participant's account under the Plan in the event of such participant's death subsequent to a Grant/Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash.

       b. The designation of beneficiary may be changed by the participant at any time by delivering written notice to the Company, on a form provided by the Company. In the event of the death of a participant, and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Board shall deliver such shares and/or cash to the surviving legal spouse (if any) of the participant, or if there is no surviving spouse, then to the estate of the participant.

16.  Transferability
     ---------------

Neither payroll deductions credited to a participant's account nor any rights to exercise an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than as provided in Section 15 hereof) by the participant. Any such attempt at assignment transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 10 hereof.

17.  Use of Funds
     ------------

All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18.  Reports
     -------

Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees after the end of each Offering Period setting forth with respect to such Offering Period the number of shares purchased and the price per share thereof, and also setting forth the total number of shares then held in each account.

19.  Adjustments Upon Changes in Capitalization, Dissolution, Liquidation,
     ---------------------------------------------------------------------
Merger or Asset Sale
--------------------

       a.  Changes in Capitalization.  Subject to any required action by the
           -------------------------
shareholders of Fiserv, the Reserves, the maximum number of shares each participant may purchase per Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by Fiserv; provided, however, that conversion of any convertible securities of Fiserv shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by Fiserv of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

       b.  Dissolution or Liquidation.  In the event of the proposed dissolution
           --------------------------
or liquidation of Fiserv, the Offering Period then in progress shall be shortened by setting a new Grant/Exercise Date (the "New Grant/Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Grant/Exercise Date shall be before the date of Fiserv's proposed dissolution or liquidation. The Board shall notify each participant in writing, at least twenty-one (21) business days prior to the New Grant/Exercise Date, that the Grant/Exercise Date for the participant's option has been changed to the New Grant/Exercise Date and that the participant's option shall be exercised automatically on the New Grant/Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

       c.  Merger or Asset Sale.  In the event of a proposed sale of all or
           --------------------
substantially all of the assets of Fiserv, or the merger of Fiserv with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a new Grant/Exercise Date (the "New Grant/Exercise Date"). The New Grant/Exercise Date shall be before the date of Fiserv's proposed sale or merger. The Board shall notify each participant in writing, at least twenty-one (21) business days prior to the New Grant/Exercise Date, that the Grant/Exercise Date for the participant's option has been changed to the New Grant/Exercise Date and that the participant's option shall be exercised automatically on the New Grant/Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20.  Amendment or Termination
     ------------------------

       a. The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination can affect options previously granted. Nevertheless, an Offering Period may be terminated by the Board of Directors on any Grant/Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interest of Fiserv and its shareholders. Except as provided in Section 19 and Section 20 hereof, no amendment may make any change in any option theretofore granted that adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), Fiserv shall obtain shareholder approval in such a manner and to such a degree as required.

       b. Without shareholder approval or consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable, that are consistent with the Plan.

       c. In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequences including, but not limited to:

              i. altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price;

              ii. shortening any Offering Period so that the Offering Period ends on a new Grant/Exercise Date, including an Offering Period underway at the time of the Board action; and

              iii. allocating shares.

Such modifications or amendments shall not require shareholder approval or the consent of any Plan participants.

21.  Notices
     -------

All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.  Conditions Upon Issuance of Shares
     ----------------------------------

Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for Fiserv with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for Fiserv, such a representation is required by any of the aforementioned applicable provisions of law.

23.  Term of Plan
     ------------

The Plan shall become effective on January 1, 2000. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.

24.  No Employment Rights
     --------------------

The Plan does not, directly or indirectly, create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it may not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

25.  Effect of Plan
     --------------

The provisions of the Plan, in accordance with its terms, will be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan including, without limitation, the Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of the Employee.

26.  Governing Law
     -------------

The Plan will be construed, interpreted, applied and enforced in accordance with the laws of the State of Wisconsin, other than its laws regarding choice of laws, except to the extent that the state law is preempted by any federal law.

                                 Fiserv, Inc.
                               255 Fiserv Drive
                             Brookfield, WI  53045
                                (262) 879-5000


Fiserv, Inc. is located in the Brookfield Lakes Corporate Center. It is approximately 25 minutes from Milwaukee General Mitchell International Airport and 20 minutes from downtown Milwaukee.

From Chicago, go north on I-94 to Milwaukee. After entering Wisconsin, you will pass through Racine and Kenosha. Approaching Milwaukee, watch for the I-894 bypass. This is a left lane exit. After approximately nine miles, this bypass runs back into I-94; take the left lane exit for I-94 to Madison. The second exit, approximately 3 miles, is Moorland Road north.

From Milwaukee's Mitchell International Airport, take I-94 north to Milwaukee. As you approach Milwaukee, take I-894 (bypass). This is a left lane exit. After approximately nine miles, this bypass runs back into I-94; take the left lane exit for I-94 to Madison. The second exit, approximately 3 miles, is Moorland Road north.

From Moorland Road, go north approximately 3/4 mile (two stoplights) to Bluemound Road/Highway 18. Turn left (west) on Bluemound Road and continue approximately 1-1/2 miles (five stoplights), turning left at the stoplight into the entrance to Brookfield Lakes Corporate Center (you will see the Wyndham Gardens Hotel at this entrance).

Traveling from the west, exit I-94 at Bluemound Road/Highway 18. Go east on Bluemound Road approximately 1-1/2 miles (six stoplights), turning right at the stoplight into the entrance to Brookfield Lakes Corporate Center.

Once inside Brookfield Lakes, take Corporate Drive approximately 1/4 mile to Fiserv Drive and turn right. Fiserv Drive leads directly to the Fiserv headquarters.

                            [ROAD MAP APPEARS HERE]

[LOGO OF FISERV.]


255 Fiserv Drive
Brookfield, Wisconsin 53045

                                 Fiserv, Inc.

         This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints George D. Dalton, Leslie M. Muma and Charles W. Sprague as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of Fiserv, Inc. (the "Corporation") held of record by the undersigned on February 14, 2000, at the Annual Meeting of Shareholders to be held on March 30, 2000, or any adjournment thereof.


1. ELECTION OF THREE DIRECTORS TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 2003:

   [_] FOR all nominees and          [_] WITHHOLD AUTHORITY to vote for all
       their term listed below           nominees listed below
       (except as written to the
       contrary on the line provided)

   For a term expiring in 2003: G.D. Dalton; D.P. Kearney; L. W. Seidman
   _______________________________________

   (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the line provided above.)


2. PROPOSAL TO APPROVE AN AMENDMENT TO THE FISERV, INC. STOCK OPTION PLAN:
                                         [_] FOR     [_]AGAINST     [_] ABSTAIN

3. PROPOSAL TO APPROVE THE FISERV, INC. EMPLOYEE STOCK PURCHASE PLAN:
                                         [_] FOR     [_]AGAINST     [_] ABSTAIN

4. PROPOSAL TO APPROVE THE REAPPOINTMENT OF Deloitte & Touche LLP, Milwaukee, and subsidiaries for 2000: Wisconsin, as the independent auditors of the Corporation
                                         [_] FOR     [_]AGAINST     [_] ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.

DATED: __________________, 2000              __________________________________
       Please check lower box if appropriate              Signature

      [_] YES, I WILL ATTEND THE ANNUAL      __________________________________
          MEETING ON MARCH 30, 2000              Signature if held jointly

PLEASE SIGN exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY